UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 10, 2017

SALEM MEDIA GROUP, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

TABLE OF CONTENTS

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURE

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Media Group, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on May 10, 2017.  The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the nine (9) nominees for directors was elected to serve a one (1) year term expiring at the Company’s 2018 Annual Meeting of Stockholders or until his successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Stuart W. Epperson	15,270,409	55,536,960	70,807,369	859,139	17,894	3,163,979
Mr. Edward G. Atsinger III	15,372,626	55,536,960	70,909,586	756,020	18,796	3,163,979
Mr. Roland S. Hinz	14,699,766	N/A	14,699,766	1,422,544	25,132	3,163,979
Mr. Richard A. Riddle	15,693,467	N/A	15,693,467	429,144	24,831	3,163,979
Mr. Jonathan Venverloh	15,694,320	55,536,960	71,231,280	426,611	26,511	3,163,979
Mr. James Keet Lewis	15,687,236	55,536,960	71,224,196	432,320	27,886	3,163,979
Mr. Eric H. Halvorson	15,579,121	55,536,960	71,116,081	541,910	26,411	3,163,979
Mr. Edward C. Atsinger	15,267,212	55,536,960	70,804,172	853,612	26,618	3,163,979
Mr. Stuart W. Epperson Jr.	15,260,984	55,536,960	70,797,944	859,617	26,841	3,163,979

*Each share of Class B common stock is entitled to ten (10) votes per share.  The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Roland S. Hinz were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other seven (7) nominees are to be elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Proposal to amend and restate the Company’s 1999 Stock Incentive Plan

The proposal to amend and restate the Company’s 1999 Stock Incentive Plan was approved.

For:	71,026,185*
Against:	600,146
Abstain:	58,071
Broker Non-Votes:	3,163,979

*Each share of Class B common stock is entitled to ten (10) votes per share.  The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).  No Class B shares were voted against the proposal or abstained from the vote.

Proposal # 3 – Proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm

The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public account firm was approved.

For:	74,681,695*
Against:	144,593
Abstain:	22,093
Broker Non-Votes:	0

*Each share of Class B common stock is entitled to ten (10) votes per share.  The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).  No Class B shares were voted against the proposal or abstained from the vote.

No other matters were submitted for stockholder action at the 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 11, 2017	By:/s/CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Senior Vice President, General Counsel and Secretary